Exhibit 99.1

January 4, 2008

Mr. William H. Fenstermaker

Fenstermaker & Associates

135 Regency Square

Lafayette, LA 70508

Dear Bill:

Please accept my resignation as a Director of IBERIABANK Corporation effective immediately. My reasons are personal in nature and do not reflect in any manner upon the institution. To the contrary, I have the highest regard for the bank, its management and the Board. It has been a pleasure to serve.

If I can be of any assistance to you or Daryl, I hope that each of you will not hesitate to call.

Sincerely yours,

James C. East

JCE:jb